UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

ROGUE ONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3416 Shadybrook Drive

Midwest City, OK 73110

(Address of principal executive offices)

405-733-1567

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

As used herein, the term “we,” “us” and the “Company” refers to Rogue One, Inc., (formerly known as Fresh Promise Foods, Inc.) a Nevada corporation.

While we anticipated that we would file our 2020 Annual Report with the Securities and Exchange Commission on a timely basis, we encountered difficulties in securing certain documents from a third party. As a result, we are not current with our filing and disclosure obligations under Section 13 of the Securities Exchange Act of 1934, as amended and the rules promulgated by the Commission thereunder.

We anticipate that if these matters can be resolved expeditiously and without further undue and unanticipated delays, we hope that our 2020 Annual Report will be filed with the Commission within two (2) weeks. But we cannot assure you that we will successfully resolve the matters that have caused this delay as it is outside of our control.

We are a small public company and we have limited managerial and financial resources and for this and other reasons we face significant and continuing challenges that other larger public companies do not face. Any holder of our Common Stock should review the Risk Factors presented in Item 1A of our 2019 Annual Report for further guidance before making any investment decision with respect to our Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGUE ONE, INC. (fka Fresh Promise Foods, Inc.)

Date: April 15, 2021	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	CEO